Exhibit 99.1

TransAct Technologies Secures New $10 Million Revolving Credit Facility

March 16, 2020

HAMDEN, CT. -- TransAct® Technologies Incorporated (Nasdaq: TACT) (“TransAct” or “the Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today entered into a new $10 million asset based revolving credit facility, replacing the Company’s existing $20 million credit facility. The new facility bears an interest rate equal to the greatest of the prime rate plus 1.75%, the federal funds rate plus 2.25%, or 6.50%, and expires in March 2023. This capital will allow TransAct to rapidly ramp up the Food Service Technology division with additional sales, technical, and marketing staff in support of the BOHA! rollout.

“The closing of our new $10 million credit facility will give us the needed flexibility to quickly and efficiently pursue the extremely large opportunity our Food Service Technology division provides the company,” said Bart Shuldman, Chairman and Chief Executive Officer of TransAct. “We are confident in our ability to execute on this strategy as well as the many benefits that our BOHA! ecosystem provides to the food service industry.”

For more information on the Company’s BOHA! ecosystem, please visit www.transact-tech.com/restaurant-solutions/boha.

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About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, , and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic®, Ithaca® and Printrex® brands. TransAct has sold over 3.3 million printers and terminals around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

BOHA! is a trademark of TRANSACT Technologies Incorporated. ©2019 TRANSACT Technologies Incorporated. All rights reserved.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our ability to successfully transition our business towards the food service technology market; our ability to remediate the material weaknesses over internal control over financial reporting; risks associated with potential future acquisitions; our dependence on a significant customer; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; the effect of the United Kingdom’s withdrawal from the European Union; the global spread of the coronavirus leading to disruptions in operations of manufacturers in China and Thailand that we rely on for the manufacturing and assembly of our printers and terminals as well as travel restrictions and a reduction in consumer spending impacting the Company’s supply, sales and delivery a of its products; and other risk factors detailed in TransAct's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated 702-388-8180	Michael Bowen ICR, Inc. Michael.Bowen@icrinc.com 203-682-8299	Marc P. Griffin ICR, Inc. Marc.Griffin@icrinc.com 646-277-1290